UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

RACKABLE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive
Milpitas, CA 95035
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2006, Thomas Gallivan, the Vice President of Worldwide Sales for Rackable Systems, Inc. (“Company”) notified the Company that he was resigning from the Company, effective January 5, 2007, pursuant to a written separation agreement. The separation agreement provides for aggregate severance payments of up to $171,000, a release by Mr. Gallivan of claims against the Company, and other terms as set forth in the form of separation agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, the terms of which agreement are incorporated by reference herein.

The Company has started a process to identify Mr. Gallivan’s replacement. In the meantime, responsibility for the Company’s domestic sales activities shall be transitioned to Todd Ford, the Company’s President, while Thomas Barton, the Company’s Chief Executive Officer shall oversee the Company’s international sales activities.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Separation Letter, executed as of December 7, 2006, by and between the Registrant and Tom Gallivan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Rackable Systems, Inc.

Dated: December 11, 2006	By:	/s/ William Garvey
William Garvey
General Counsel and Vice President Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Letter, executed as of December 7, 2006, by and between the Registrant and Tom Gallivan.